Exhibit 10.1

PAGARÉ E.U.A.$596,987.08 Dólares	PROMISSORY NOTE U.S.A. $596,987.08 Dollars

El suscrito, en nombre y representación de SIGMATRON INTERNATIONAL, INC. (la “SUSCRIPTORA”), por este PAGARÉ promete incondicionalmente pagar a la orden de ENGENCAP FIN, S.A. DE C.V., SOFOM, E.N.R. (el “TENEDOR”), la suma principal de EUA$596,987.08 Dólares (Quinientos noventa y seis mil novecientos ochenta y siete 08/100 Dólares), moneda de curso legal de los Estados Unidos de América (“Dólares”), de conformidad con los términos que se establecen a continuación.

The undersigned, by and on behalf of SIGMATRON INTERNATIONAL, INC (the “MAKER”), hereby unconditionally promises to pay to the order of ENGENCAP FIN, S.A. DE C.V., SOFOM, E.N.R. (“HOLDER”), the principal sum of US$596,987.08 Dollars (Five hundred ninety six thousand nine hundred eighty seven 08/100 Dollars), lawful currency of the United States of America (“Dollars”), in accordance with the terms hereinafter set forth.

Sujeto a las demás disposiciones del presente, la suma principal de este PAGARÉ será pagadera en 20 (Veinte) amortizaciones trimestrales consecutivas, en las cantidades y fechas que se establecen a continuación (cada una en lo sucesivo una “Fecha de Pago de Principal”).

Subject to the other provisions hereof, the principal amount of this PROMISSORY NOTE shall be payable in 20 (Twenty) consecutive quarterly instalments, in the amounts and on the dates specified herein below (each referred hereinafter as a “Principal Payment Date”):

Número de Pago	Fecha de Pago (mm/d/aaaa)	Monto de Principal	Payment Number	Principal Payment Date (mm/d/yyyy)	Principal Amount Payable
1	2/1/2017	$29,849.35	1	2/1/2017	$29,849.35
2	5/1/2017	$29,849.35	2	5/1/2017	$29,849.35
3	8/1/2017	$29,849.35	3	8/1/2017	$29,849.35
4	11/1/2017	$29,849.35	4	11/1/2017	$29,849.35
5	2/1/2018	$29,849.35	5	2/1/2018	$29,849.35
6	5/1/2018	$29,849.35	6	5/1/2018	$29,849.35
7	8/1/2018	$29,849.35	7	8/1/2018	$29,849.35
8	11/1/2018	$29,849.35	8	11/1/2018	$29,849.35
9	2/1/2019	$29,849.35	9	2/1/2019	$29,849.35
10	5/1/2019	$29,849.35	10	5/1/2019	$29,849.35
11	8/1/2019	$29,849.35	11	8/1/2019	$29,849.35
12	11/1/2019	$29,849.35	12	11/1/2019	$29,849.35
13	2/1/2020	$29,849.35	13	2/1/2020	$29,849.35
14	5/1/2020	$29,849.35	14	5/1/2020	$29,849.35
15	8/1/2020	$29,849.35	15	8/1/2020	$29,849.35
16	11/1/2020	$29,849.35	16	11/1/2020	$29,849.35
17	2/1/2021	$29,849.35	17	2/1/2021	$29,849.35
18	5/1/2021	$29,849.35	18	5/1/2021	$29,849.35
19	8/1/2021	$29,849.35	19	8/1/2021	$29,849.35
20	11/1/2021	$29,849.43	20	11/1/2021	$29,849.43

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Exhibit 10.1

Adicionalmente, la SUSCRIPTORA promete pagar incondicionalmente el primer Día Hábil (según dicho término se define más adelante) de cada Periodo de Intereses (según dicho término se define más adelante) y hasta la fecha en que el saldo insoluto de este PAGARÉ sea pagado al TENEDOR a su satisfacción, intereses ordinarios sobre el saldo principal insoluto de este PAGARÉ por cada Periodo de Interés, a una tasa de interés anual (la “Tasa Efectiva”) equivalente a 6.65% (Seis punto seis cinco puntos porcentuales), más los impuestos que, en su caso, se generen. Los intereses ordinarios pagaderos bajo este Pagaré serán calculados con base en un año de 360 (trescientos sesenta) días y por meses de 30 (treinta) días, independientemente del número de días efectivamente transcurridos.

Additionally, MAKER unconditionally promises to pay interest on the first Business Day (as defined below) of each Interest Period (as defined below) and until the full payment of the principal amount thereof is made at HOLDER’s complete satisfaction, at the per annum interest rate (the “Effective Rate”) equal to 6.65% (six point six five index points), plus any applicable tax. Ordinary interest shall be computed on the basis of a year of 360 (three hundred and sixty) days and months of 30 (thirty) days, regardless of the number of calendar days effectively elapsed.

Para los efectos del presente PAGARÉ, el término “Periodo de Interés” significa: (a) inicialmente el periodo que comience en la fecha de suscripción del presente PAGARÉ y termine el 1 de Febrero de 2017; y (b) posteriormente, cada periodo que inicie el día siguiente al último día del Período de Interés inmediato anterior y que termine 3 (tres) meses calendario después de dicha fecha; en el entendido que siempre que el último día de cualquier Período de Interés ocurra en un día distinto a un Día Hábil, el último día de dicho Período de Interés se extenderá al Día Hábil inmediato siguiente y ningún Periodo de Interés vencerá después de la última Fecha de Pago de Principal.

For purposes of this PROMISSORY NOTE, the term “Interest Period” shall mean: (a) initially, the period commencing on the date of subscription of this PROMISSORY NOTE and ending on February 1st, 2017; and (b) subsequently, each period commencing on the next day of the preceding Interest Period and shall end 3 (three) calendar months thereafter; provided, further, that, whenever the last day of any Interest Period would occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next Business Day and no Interest Period shall end after the last Principal Payment Date.

En el caso de que la SUSCRIPTORA no pagase el principal y/o intereses sobre este PAGARÉ a su vencimiento, la SUSCRIPTORA pagará, a la vista, adicionalmente al interés ordinario pagadero a la Tasa Efectiva, intereses moratorios sobre el monto del principal insoluto, desde el día siguiente a la fecha de vencimiento del pago no cubierto y hasta el día del pago de éste en su totalidad, a una tasa de interés equivalente al resultado de sumar la Tasa Efectiva más 4% (cuatro puntos porcentuales) anual.

In the event MAKER should fail to pay any amount of principal and/or interest hereof when due, MAKER shall pay, on demand, in addition to the ordinary interest at the Effective Rate, overdue interest on the outstanding principal amount from the day following the maturity date of the unpaid amortization thereof until payment thereof in full, equal to the sum of the Effective Rate plus 4% (four percent) yearly.

Los intereses moratorios a que se refiere este PAGARÉ se computarán sobre la base de un año de 360 (trescientos sesenta) días por el número de días calendario efectivamente transcurridos.	Overdue interest hereunder shall be computed on the basis of a year of 360 (three hundred and sixty) days for the number of calendar days effectively elapsed.

La suma principal de este PAGARÉ y los intereses correspondientes al mismo se pagarán al TENEDOR antes de las 11:00 a.m. (hora de la Ciudad de México) mediante depósito en la cuenta número 36358055 ABA 021000089, SWIFT CITIUS33 mantenida en Citibank NY, en Dólares, moneda de los Estados Unidos de América, en fondos disponibles el mismo día, libres de y sin deducción alguna por cualesquiera cargas y retenciones y accesorios con respecto a las mismas o en cualquier otra cuenta o lugar que el TENEDOR del PAGARÉ indiquen por escrito con cuando menos cinco (5) Días Hábiles de anticipación.

The principal amount hereof and interest thereon shall be payable to HOLDER than 11:00 a.m. (Mexico City time) through deposit to account number 36358055 ABA 021000089, SWIFT CITIUS33 maintained in Citibank NY, in Dollars lawful currency of the United States of America and in same day funds, free and clear of and without deduction for any and all charges and withholdings and all liabilities with respect thereto or in the location or bank account that HOLDER may notifiy in writing at least with 5 (five) Business Days in advance.

Según se utiliza en este PAGARÉ, el término “Día Hábil” significa el día del año en que los bancos en el Estado de Nueva York, Estados Unidos de América, o en la Ciudad de México, no sean requeridos o estén autorizados a cerrar.

As used in this PROMISSORY NOTE, the term “Business Day” means a day of the year on which the banks in the State of New York, United States of America and in Mexico City, Mexico, are not required or authorized to close.

Para los efectos del artículo 128 de la Ley General de Títulos y Operaciones de Crédito de los Estados Unidos Mexicanos, la SUSCRIPTORA irrevocablemente extiende el plazo para presentación de este PAGARÉ hasta 2 (dos) años después de la última Fecha de Pago de Principal, en el entendido que, dicha extensión no impedirá la presentación de este PAGARÉ con anterioridad a dicha fecha.

For purposes of Article 128 of the General Law on Negotiable Instruments and Credit Transactions of the United Mexican States, MAKER hereby irrevocably extends the presentment date of this PROMISSORY NOTE until 2 (two) years after the last Payment Date, provided that such extension shall not limit HOLDER’s right to present this PROMISSORY NOTE prior to such date.

El presente PAGARÉ se considerará emitido conforme a las leyes de los Estados Unidos Mexicanos y para todos los fines se interpretará de acuerdo con las leyes de los Estados Unidos Mexicanos salvo que se inicie una acción en los Estados

This PROMISSORY NOTE shall be deemed to be made under the laws of the United Mexican States and for all purposes shall be construed in accordance with the laws of the United Mexican States, unless an action is brought

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Exhibit 10.1

Unidos de América, en cuyo caso serán aplicables las leyes del Estado de Nueva York, Estados Unidos de América.	in the United States of America, and in such event, the applicable law shall be that of New York, New York, United States.

Para cualquier acción o procedimiento derivado de o relativo al presente PAGARÉ, la SUSCRIPTORA y el TENEDOR, se someten expresamente a la jurisdicción de los tribunales competentes de la Ciudad de México o a los tribunales competentes de la Ciudad de Nueva York, Estado de Nueva York, Estados Unidos de América, y renuncian, de manera expresa e irrevocable, a cualquier otra jurisdicción que pudiere corresponderles en virtud de sus domicilios presentes o futuros, la ubicación de sus bienes o por cualquier otra razón. La SUSCRIPTORA y el TENEDOR renuncian de manera expresa e irrevocable a cualquier objeción actual o futura que pudieran tener respecto de las leyes y los tribunales antes mencionados, siendo estas leyes las únicas aplicables y estos tribunales los foros únicos y exclusivos para oír y desahogar cualquier procedimiento judicial.

In any action or proceeding arising out of or relating to this PROMISSORY NOTE, the MAKER and the HOLDER, hereby explicitly submit themselves to the jurisdiction of the competent courts of Mexico City, or to the competent courts sitting in New York City, State of New York, United States, waving, expressly and irrevocably, to any other jurisdiction that may correspond to them by virtue of their present or future domiciles, the location of their property or by any other reason. The MAKER and the HOLDER hereto irrevocably waive any objection which such parties might now or hereafter have to the above-named courts being nominated as the exclusive forum to hear and determine any such proceedings.

La SUSCRIPTORA por el presente irrevocablemente designa a i) Ablemex, S.A. de C.V.; ii) Digital Appliance Controls de México, S.A. de C.V. y iii) Standard Components de México, S.A. (conjuntamente denominados el “Agente de Proceso”), con domicilios en i) Hacienda del Colorado, No. 21603 T-1 Oficina 1211 Col. Parque Industrial Presidentes, Tijuana, B.C. México, 22215; ii) Miguel de Cervantes No. 151, Complejo Industrial Chihuahua, Chihuahua, México, 31136, y iii)Carretera Presa la Amistad Km. 605 y Camino a Santa Eulalia, Parque Industrial Amistad, Cd. Acuña, Coahuila, C.P. 26248, respectivamente, como sus agentes para servicio de proceso, para que indistintamente cualquiera de ellos a través de sus apoderados y en forma individual, reciban en nombre y representación de la SUSCRIPTORA, la entrega de notificaciones, presentaciones para pago, requerimientos de pago, citatorios, actuaciones judiciales y extrajudiciales, así como también emplazamientos en los Estados Unidos Mexicanos, siempre en relación con el presente PAGARÉ. La SUSCRIPTORA irrevocablemente designa a cada Agente de Proceso como su verdadero y legítimo representante legal con poderes generales para pleitos y cobranzas en términos del primer párrafo del artículo 2554 (dos mil quinientos cincuenta y cuatro) del Código Civil Federal. El emplazamiento o cualquier notificación que se requiera realizar a la SUSCRIPTORA, para efectos de preservar los derechos del TENEDOR de ejercitar una acción o iniciar un procedimiento u obtener la ejecución de una sentencia en relación con el presente PAGARÉ en cualquier tribunal en los Estados Unidos Mexicanos, se considerará completado una vez entregado personalmente a la SUSCRIPTORA o al Agente de Proceso. La SUSCRIPTORA mantendrá el nombramiento de Agente de Proceso en vigor y efecto o nombrará cualquier otro representante con el fin que la SUSCRIPTORA tenga en todo momento un agente procesal para la entrega de emplazamientos y notificaciones en los Estados Unidos Mexicanos, para los fines arriba estipulados.

The MAKER hereby irrevocably appoints and designates i) Ablemex, S.A. de C.V.; ii) Digital Appliance Controls de México, S.A. de C.V. and iii) Standard Components de México, S.A., (collectively hereinafter referred to as the “Process Agent”) with registered domiciles at en i) Hacienda del Colorado, No. 21603 T-1 Oficina 1211 Col. Parque Industrial Presidentes, Tijuana, B.C. México, 22215; ii) Miguel de Cervantes No. 151, Complejo Industrial Chihuahua, Chihuahua, México, 31136, and iii)Carretera Presa la Amistad Km. 605 y Camino a Santa Eulalia, Parque Industrial Amistad, Cd. Acuña, Coahuila, C.P. 26248, respectively, as agent for service of process, in order for any of such entities individually and through its representatives, to receive on behalf of the MAKER, delivery of notices, presentment for payment, payment requirements, summons, judicial and non-judicial actions, as well as service of process in the United Mexican States, always in connection with this PROMISSORY NOTE. MAKER irrevocably appoints the Process Agent as its true and lawful attorney-in-fact with general powers of attorney for lawsuit and collections, in terms of article 2554 (two thousand five hundred and fifty four) of the Federal Civil Code. Service of process or any other notice that HOLDER requires to perform for purposes of preserving HOLDER’S right to bring an action or proceeding or enforcing a judgment in connection with this PROMISSORY NOTE in any court within the United Mexican States, shall be deemed completed upon personal delivery to MAKER or to Process Agent. MAKER shall continue said appointment of Process Agent in full force and effect or appoint another agent so that the MAKER shall have at all times an agent for service of process for the above purposes in the United Mexican States.

La SUSCRIPTORA irrevocablemente se obliga, en la medida que sea permitido por la ley aplicable, a aceptar como efectivo el emplazamiento de cualquiera de los tribunales anteriormente mencionados en relación con cualquier acción o procedimiento, mediante la recepción de correo certificado. Nada en el presente afectará el derecho del TENEDOR para emplazar de cualquier otra manera permitida por las leyes aplicables o de iniciar procesos legales o de cualquier otra manera proceder contra la SUSCRIPTORA en el Estado de Nueva York de los Estados Unidos de América o en los tribunales competentes de los Estados Unidos Mexicanos. En caso de que se inicie cualquier acción o procedimiento relacionado con este PAGARÉ ante los tribunales de los Estados Unidos de América, la SUSCRIPTORA en este acto señala el siguiente como su

MAKER further irrevocably consents, to the extent permitted by law, to the service of process out of any of the aforementioned courts in any such action or proceeding by any service of process to be effective upon receipt of registered mail. Nothing herein shall affect the right of HOLDER to serve process in any other manner permitted by applicable law or to commence legal proceedings or otherwise proceed against MAKER in the State of New York, United States of America or in competent courts of the United Mexican States. In the event any action or proceeding in connection with this Promissory Note is brought in the courts of the United States of America, the MAKER hereby designates the following as its domicile to receive any and all notices

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Exhibit 10.1

domicilio para oír y recibir notificaciones en dicha jurisdicción:	within such jurisdiction in connection herewith:

2201 Landmeier Road, Elk Grove Village, IL 60018;	2201 Landmeier Road, Elk Grove Village, IL 60018;

El presente PAGARÉ se suscribe en inglés y en español, siendo ambas versiones obligatorias para la SUSCRIPTORA y para cualquier otro firmante del mismo, y constituyen uno y el mismo PAGARÉ; en el entendido, sin embargo, que en caso de duda respecto de la correcta interpretación y entendimiento de este PAGARÉ, el texto en español prevalecerá en todos los casos.

This PROMISSORY NOTE is executed in English and in Spanish both of which shall bind the MAKER and any other signatories thereof, and constitute one and the same PROMISSORY NOTE; provided, however, that in case of doubt as to the proper interpretation and construction of this PROMISSORY NOTE, the Spanish text shall be controlling in all cases.

Este PAGARÉ se suscribe en Elk Grove Village, IL, el 1 de Noviembre de 2016.	This PROMISSORY NOTE is executed in Elk Grove Village, IL, on November 1, 2016.

/s/ Linda K. Frauendorfer

SIGMATRON INTERNATIONAL, INC.

Por/By: Linda K. Frauendorfer

Cargo/Title: Apoderado/Attorney in fact.

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